UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Director

On August 29, 2025, the Board of Directors (the “Board”) of Sanara MedTech Inc. (the “Company”) (i) appointed Seth D. Yon as the President and Chief Executive Officer of the Company, including the role of principal executive officer, (ii) increased the size of the Board from eight (8) directors to nine (9) directors and (iii) appointed Mr. Yon to the Board to fill the vacancy created by the increase in the size of the Board, in each case, effective as of September 15, 2025 (the “Effective Date”). Mr. Yon will serve as a director until the Company’s 2026 annual meeting of shareholders and until his successor is duly elected any qualified, or his earlier death, resignation or removal.

On August 27, 2025, Ronald T. Nixon, who has served as the Company’s Chief Executive Officer since May 2024, informed the Company of his intent to resign from his position as Chief Executive Officer of the Company, and on August 28, 2025, Mr. Nixon delivered notice to the Board of his resignation from such role, effective as of the Effective Date. Mr. Nixon’s resignation was not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective as of the Effective Date, Mr. Nixon’s employment agreement will terminate, except that certain surviving customary non-competition, non-solicitation and confidentiality provisions will remain in full force and effect.

Mr. Nixon will continue to serve as Executive Chairman of the Board following the Effective Date. Pursuant to the Company’s director compensation policy, for his service as a director, Mr. Nixon will be entitled to receive an annual retainer fee consisting of (i) shares of restricted stock valued at $90,000 and (ii) $40,000 in cash. Mr. Nixon will also be entitled to receive an annual cash retainer of $100,000 for his service as Executive Chairman of the Board.

Mr. Yon, age 50, has served as the Company’s President and Chief Commercial Officer since April 2025, and served as President, Commercial since August 2023. From 2018 to 2023, in his previous roles as the Company’s Director of Sales, National Sales Director, and Vice President, Commercial, Mr. Yon has been instrumental in expanding the Company’s national reach and impacting its overall growth. Prior to joining the Company in 2018, Mr. Yon served as Vice President of Iroquois Industrial Group where he guided multiple divisions in the company in its product offerings to the medical, educational, and automotive industries. Additionally, Mr. Yon was a top sales performer and educational leader for a billion-dollar sales organization. Mr. Yon has a Bachelor of Arts from Grand Valley State University.

Chief Executive Officer Employment Agreement

In connection with Mr. Yon’s appointment as President and Chief Executive Officer, the Company and Mr. Yon entered into an employment agreement (the “Yon Employment Agreement”), effective as of the Effective Date, pursuant to which Mr. Yon will serve as the President and Chief Executive Officer of the Company for a twelve (12) month term with automatic successive twelve (12) month renewals, unless earlier terminated in accordance with the terms of the Yon Employment Agreement.

The Yon Employment Agreement provides that Mr. Yon’s annual base salary will be $600,000, less applicable taxes and other legal withholdings, which may be periodically adjusted to the market at the discretion of the Compensation Committee of the Board. The Yon Employment Agreement also provides that Mr. Yon will be eligible to receive (i) an annual award of shares of restricted stock equal to an amount of up to 100% of his base salary, subject to the approval of the Board, and (ii) an annual cash bonus of up to 100% of his base salary based on annual performance metrics during the term of his employment, subject to the approval of the Board. Mr. Yon will also be entitled to customary benefits and reimbursement for reasonable business expenses, as well as other customary employment benefits, including paid vacation.

Pursuant to the Yon Employment Agreement, in the event that Mr. Yon’s employment is terminated by the Company without “cause” (as defined in the Yon Employment Agreement), by Mr. Yon for “good reason” (as defined in the Yon Employment Agreement) or by the Company or any successor entity within one (1) year of the effective date of a “change of control” (as defined in the Yon Employment Agreement), Mr. Yon will be entitled to receive a severance package which includes (i) one (1) year of base salary following the effective date of a termination by the Company without cause or by Mr. Yon for good reason or two (2) years of base salary following the effective date of a termination by the Company or any successor entity in connection with a change of control, as applicable, paid in twenty-four (24) equal semi-monthly installments in accordance with the Company’s regular payroll practices, (ii) the accelerated vesting of any stock awards granted prior to the effective date of termination, (iii) continued participation in any health care benefits provided by the Company to its employees for the period of time during which severance payments are paid to Mr. Yon, which continued participation in health care benefits may be through participation under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and (iv) reimbursement of COBRA premiums paid by Mr. Yon for such continued participation; provided that Mr. Yon executes and delivers to the Company a release of claims.

In addition, the Yon Employment Agreement provides that on the Effective Date, Mr. Yon will receive a one-time grant of restricted stock having a value equal to $1.0 million, with the number of shares of restricted stock granted to be based on the closing price of the Company’s common stock on the Effective Date. The shares of restricted stock will vest in three equal annual installments beginning on the first anniversary of the date of grant, provided that Mr. Yon is still employed by the Company as of each applicable vesting date.

The Yon Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation, non-interference and non-disparagement.

The foregoing description of the Yon Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Yon Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Other than the Yon Employment Agreement, there are no arrangements or understandings between Mr. Yon and any other persons pursuant to which he was selected to serve as the Company’s President, Chief Executive Officer and director. There is no family relationship between Mr. Yon and any other director or executive officer of the Company. In addition, there are no transactions between the Company and Mr. Yon or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Designation of Principal Accounting Officer

On August 29, 2025, the Board designated Ashley Mackey as the Company’s principal accounting officer, effective immediately. Elizabeth B. Taylor, who was serving the role of principal accounting officer prior to August 29, 2025, will continue to serve as the Company’s Chief Financial Officer but will no longer serve the role of principal accounting officer.

Ms. Mackey, age 39, has served as the Company’s Controller since July 2023. Prior to joining the Company, Ms. Mackey served in various roles at BNSF Railway Company, operator of one of the largest freight railroad networks in North America, from 2012 to 2021, most recently as a Senior Manager. Ms. Mackey began her career in external audit with Deloitte in 2009. Ms. Mackey has received a Bachelor of Business Administration, a Master in Professional Accounting and a Master of Business Administration, each from the McCombs School of Business at The University of Texas at Austin. Ms. Mackey is a Certified Public Accountant in the state of Texas.

No changes were made to Ms. Mackey’s current compensation arrangements, and the Company and Ms. Mackey did not enter into an employment agreement, in connection with her designation as principal accounting officer. There are no arrangements or understandings between Ms. Mackey and any other persons pursuant to which she was selected to serve as the Company’s principal accounting officer. There is no family relationship between Ms. Mackey and any director or executive officer of the Company. In addition, there are no transactions between the Company and Ms. Mackey or her immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On September 2, 2025, the Company issued a press release announcing the appointment of Mr. Yon as the Company’s President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective September 15, 2025, by and between Sanara MedTech Inc. and Seth D. Yon.
99.1	Press Release, issued September 2, 2025 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 2, 2025

Sanara MedTech Inc.

		By:	/s/ Ronald T. Nixon
		Name:	Ronald T. Nixon
		Title:	Executive Chairman and Chief Executive Officer